UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2014

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On June 3, 2014, in accordance with the Bylaws of InsPro Technologies Corporation (the “Company”), the board of directors of the Company (the “Board”) approved an increase to the size of the Board from eleven to twelve members and elected Alan Krigstein to serve as a director to fill the vacancy created by such increase, effective as of June 3, 2014.

Mr. Krigstein is currently the Executive Vice President and Chief Financial Officer of Independence Blue Cross (“IBC”), a health insurer organization and independent licensee of the Blue Cross and Blue Shield Association, and a stockholder of the Company. The Company and IBC entered into an agreement dated September 30, 2010 in connection with IBC’s investment in the Company, whereby the Company agreed that one director designed by IBC (the “IBC Director”) would be nominated by the Company for election to the Board at each meeting of stockholders or solicitation of consents for the election of directors. Mr. Krigstein is the IBC Director nominated for election to the Board. IBC had previously waived its right to designate the IBC Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	June 9, 2014	By:	/s/ Anthony R. Verdi
Name: Anthony R. Verdi Title: Principal Executive Officer, Chief Financial Officer and Chief Operating Officer